EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian
Chief Financial Officer and Treasurer
Insteel Industries, Inc.
336-786-2141, Ext. 3020

INSTEEL INDUSTRIES ANNOUNCES APPROVAL OF LISTING ON NASDAQ NATIONAL MARKET

MOUNT AIRY, N.C., September 27, 2004 – Insteel Industries, Inc. (OTC Bulletin Board: IIIN) today announced that its application to list its common stock on the NASDAQ National Market has been approved. Insteel’s common stock will begin trading on the NASDAQ National Market on Tuesday, September 28, 2004, under the symbol “IIIN.”

“We are pleased by the approval of our listing on NASDAQ which follows the recent completion of the refinancing of the Company’s senior credit facility and the dramatic improvement in our financial performance in the current fiscal year,” said Michael C. Gazmarian, Insteel’s Chief Financial Officer and Treasurer. “We believe that it will serve to provide our shareholders with a more liquid and efficient market in which to trade our shares, broaden our base of potential investors and increase our visibility in the financial community.”

Insteel Industries is one of the nation’s leading manufacturers of wire products. The Company manufactures and markets concrete reinforcing and industrial wire products for a broad range of construction and industrial applications.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s current assumptions and expectations regarding the occurrence of future actions or events. Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain words such as “expects,” “plans,” “believes,” “will,” “estimates,” “intends,” and other words of similar meaning that do not relate strictly to historical or current facts. Forward-looking statements are subject to various risks and uncertainties that include, but are not limited to, those risk factors that are discussed in the Company’s latest Form 10-K and subsequent periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially from those projected, stated or implied by such statements.

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